UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_________________

FORM 8-K
________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 28, 2015

InsPro Technologies Corporation
(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor-Chester Road

Suite B-101

Radnor, Pennsylvania 19087
(Address of principal executive offices)

(484) 654-2200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement

On May 28, 2015, InsPro Technologies Corporation (the “Company”) together with InsPro Technologies, LLC and Atiam Technologies L. P., which are both a wholly owned subsidiaries of the Company (collectively the “InsPro Parties”), entered into a forbearance agreement (the “Forbearance Agreement”) with Silicon Valley Bank (“SVB”) whereby the InsPro Parties acknowledged that they are currently in default under an Amended and Restated Loan and Security Agreement, dated December 2, 2014, (the “Amended and Restated Loan Agreement”) by virtue of the InsPro Parties’ failure to comply with the financial covenant that the InsPro Parties maintain certain cumulative Adjusted EBITDA as of the quarters ended December 31, 2014 and March 31, 2105 (the “Default”). Pursuant to the Forbearance Agreement the InsPro Parties and SVB agreed that the maximum amount of the Revolving Facility be limited to Five Hundred Fifty Thousand Dollars ($550,000.00), and SVB agreed to forbear from exercising its rights and remedies with respect to the Default from the date of the Forbearance Agreement until the earlier to occur of (a) the occurrence of any Event of Default as defined in the Amended and Restated Loan Agreement or (b) June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPRO TECHNOLOGIES CORPORATION

Date:	June 1, 2015	By:	/s/ Anthony R. Verdi
		Name:	Anthony R. Verdi
		Title:	Chief Financial Officer